Exhibit 99

Form 4 Joint Filer Information

Name:	Pegasus Capital, LLC

Address:	C/O Pegasus Capital Advisors, L.P. 99 River Road Cos Cob, CT 06807

Date of Event Requiring Statement:	12/19/11

Name:	PCA LSG Holdings, LLC

Address:	C/O Pegasus Capital Advisors, L.P. 99 River Road Cos Cob, CT 06807

Date of Event Requiring Statement:	12/19/11